AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

     AMENDMENT NO. 3 dated as of January 26, 1998, to Agreement dated as of August 16, 1991, between SYRATECH CORPORATION, a Delaware corporation (the Company) and E. MERLE RANDOLPH (the Executive).

     The Executive is now, and at all times since prior to August 16, 1991 has been, Vice President, Treasurer and Chief Financial Officer of the Company. On August 16, 1991 the Company and the Executive entered into an Employment Agreement (the Agreement). The Agreement was amended by Amendment No. 1 dated as of July 27, 1996 and Amendment No. 2 dated as of January 31, 1997, effective as of December 31, 1996 for the purposes of establishing and modifying the provision for computation and payment of the retirement benefit thereunder. The Company and the Executive now wish to modify the terms of the Executive's Agreement related to the Executive's job responsibilities.

     In consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

     1. Amendment of Sections 2.1 and 2.2. Sections 2.1 and 2.2 of the Agreement are hereby amended and restated to read in their entirety as follows:

          2.1 Duties During Term of Full-Time Employment.
     During the Executive's term of full-time employment the Executive shall devote his full working time and energies to the business and affairs of the Company. The Executive agrees during such term to use his best efforts, skill and abilities to promote the Company's interests; to serve as a director and officer of the Company if elected by the stockholders or Board; to serve as a director and officer of any corporation which is a subsidiary of the Company if elected by the stockholders or board of directors of such subsidiary corporation; and to perform such duties (consistent with his status as set forth below in this Section 2) as may be assigned to him by the Board or by the Chief Executive Officer of the Company (the CEO) or his designee. During his term of full-time employment, the Executive shall not, directly or indirectly, without the prior consent of a majority of the members of the Board who are not employees of the Company or any of its subsidiaries, render any services to any other person, or acquire any interests of any type in any other person, in conflict with this full-time, exclusive position as Executive Vice President-International Manufacturing and West Coast Distribution; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market purchases, securities of any entity which are registered under Section 12 of the Securities Exchange Act of 1934 and which are publicly traded so long as he is not party of any control group of such corporation, (b) acquiring, solely as an investment, any securities of, or interests in, any other entity so long as he remains a passive investor in such entity and does not become part of any control group thereof and so long as such entity has no material business connection with the Company or any of its subsidiaries, (c) serving as a director of any other corporation which is not in competition with the Company or any of its subsidiaries and which has no material business connection within the Company or any of its subsidiaries; or (d) devoting such time and energy as the Executive deems appropriate consistent with his duties hereunder to the work of eleemosynary institutions of the Executive's choosing.

          2.2 Authority. Subject to the direction and control of the Board, during the Executive's term of full-time employment the Executive shall be the Executive Vice President-International Manufacturing and West Coast Distribution and, as such, shall have the power and authority now provided for in Section 5.8 of the Bylaws of the Company. The Executive will perform his services subject only to the direction and control of the Board and the CEO or his designee and will report to the CEO or his designee and, if requested to do so, to the Board.

     3. Confirmation of Other Terms. In all other respects the provisions of the Agreement are ratified, confirmed and approved.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of the day and year first written above.

                                       SYRATECH CORPORATION

                                   By: /s/ Leonard Florence
                                       -----------------------------------------
                                       Chairman of the Board,
                                       President and Chief Executive
                                       Officer


                                   By: /s/ E. Merle Randolph
                                       -----------------------------------------
                                       Executive Vice President of
                                       International Manufacturing and
                                       West Coast Distribution